UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Blvd, Ste. #390 Gaithersburg, MD 20878 (Address of principal executive offices) (zip code)

(301) 329-2702

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2017, RealBiz Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Power Up Lending Group LTD. for the sale a $68,000 convertible note (the “Note”).

The closing of the transaction took place on October 23, 2017.

The note is due and payable on July 30, 2018. The note will accrue interest at the rate of 8% per annum, unless an Event of Default (as defined in the note) occurs, the note will accrue interest at the rate of 22% per annum.

The note shall be convertible into a number of shares of Company common stock (“Common Stock”) and is convertible beginning on the 180th day following the date of issuance of the note. The conversion price (the “Conversion Price”) of the note shall be 61% of the Market Price, defined as the average of the lowest two (2) trading prices for the Common Stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the date of conversion. The Conversion Price is subject to adjustments as set forth in the note.

The Company has the right to prepay the note within the 180 day period following the date of issuance of the note at certain prepayment premiums ranging from 115% to 140% of the then outstanding principal and interest on the note.

In connection with the sale of the note, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the Purchase Agreement and the note are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Items 2.03 and 3.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, and Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into Items 2.03 and 3.02.

Item 9.01 Financial Statements and Exhibits. Ambitious

(d) Exhibits

10.1	Securities Purchase Agreement

10.2	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: November 1, 2017	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer